Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of Merrill Lynch, Pierce, Fenner & Smith Incorporated, hereby constitutes and appoints Liam B. O’Neil his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign one or more Registration Statements on Form S-1 under the provisions of the Securities Act of 1933, as amended, any and all amendments thereto (including post-effective amendments) and supplements to the Registration Statements for each of the B2B Internet HOLDRSSM Trust, Biotech Internet HOLDRSSM Trust, Broadband HOLDRSSM Trust, Europe 2001 HOLDRSSM Trust, Internet HOLDRSSM Trust, Internet Architecture HOLDRSSM Trust, Internet Infrastructure HOLDRSSM Trust, Market 2000+ HOLDRSSM Trust, Oil Service HOLDRSSM Trust, Pharmaceutical HOLDRSSM Trust, Regional Bank HOLDRSSM Trust, Retail HOLDRSSM Trust, Semiconductor HOLDRSSM Trust, Software HOLDRSSM Trust, Telecom HOLDRSSM Trust, Utilities HOLDRSSM Trust and Wireless HOLDRSSM Trust, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done and hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in counterparts and all such duly executed counterparts shall together constitute the same instrument. This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney expressly provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney and subject hereof.

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IN WITNESS WHEREOF, the undersigned principal has executed this Power of Attorney on the date indicated opposite his name.

/s/ John M. Hogarty	Director	January 5, 2012

John M. Hogarty

State of New York	)

County of New York	) ss.:

On the 5th day of January in the year 2012 before me, the undersigned, personally appeared John M. Hogarty, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

/s/ Cheryl D. Mason
Notary Public

Cheryl D. Mason
NOTARY PUBLIC-STATE OF NEW YORK
No: 01MA8010663
Qualified in Queens County
Certificate filed in New York County
My Commission Expires July 20, 2014

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IN WITNESS WHEREOF, the undersigned principal has executed this Power of Attorney on the date indicated opposite his name.

/s/ William Tirrell	Interim Chief Financial Officer	January 6, 2012
and Managing Director

William Tirrell

State of New Jersey	)

County of Hudson	) ss.:

On the 6th day of January in the year 2012 before me, the undersigned, personally appeared William Tirrell, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

/s/ Eric Costello
Notary Public

Eric O. Costello
NOTARY PUBLIC OF NEW JERSEY
My Commission Expires October 11, 2012

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IN WITNESS WHEREOF, the undersigned agent has executed this Power of Attorney on the date indicated opposite his name.

/s/ Liam B. O’Neil	Agent and Attorney-in-Fact	January 9, 2012

Liam B. O’Neil

State of New York	)

County of New York	) ss.:

On the 9th day of January in the year 2012 before me, the undersigned, personally appeared Liam B. O’Neil, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

/s/ David Larkin
Notary Public

___________________________
NOTARY PUBLIC-STATE OF NEW YORK
No: 01LA6123746
Qualified in New York County
My Commission Expires August 1, 2013

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